                                                                    EXHIBIT 10.1


North Carolina             )
                           )                           SECOND AMENDMENT TO LEASE
GUILFORD County            )


      THIS SECOND AMENDMENT TO LEASE, made and entered into this 15th day of December, 2004, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina Limited Partnership, hereinafter referred to as "Landlord" and CELEBRATE EXPRESS.COM, INC., A WASHINGTON CORPORATION, hereinafter referred to as "Tenant". Tenant leases from Landlord space in the amount of 56,000 rentable square feet, (the "Premises"), located at 488 GALLIMORE DAIRY ROAD, SUITE D, GREENSBORO, NORTH CAROLINA.

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant entered in to a Lease (the "Lease") dated NOVEMBER 12, 1999, as modified by a First Amendment to Lease ("First Amendment"), dated JUNE 14, 2004, . Said Lease, as amended, is incorporated herein by reference as is set forth in this SECOND Amendment to Lease in full.

      WHEREAS, Tenant desires to expand its Premises by leasing from Landlord additional rentable square feet, as set forth below, located in 488 GALLIMORE DAIRY ROAD (the "Building").

      WHEREAS, Landlord and Tenant desire to amend said Lease as follows:

1. On JANUARY 1, 2005, on the terms set forth herein, Tenant shall lease from Landlord and Landlord shall lease to Tenant an additional 30,400 rentable square feet, known as SUITE A in the Building, (the "Expansion Space"), as outlined in red on Exhibit "A", attached hereto, incorporated herein. After addition of the Expansion Space, Tenant's new total rentable square footage in the Premises will be 86,400 rentable square feet.

2. All referenced to Tenant's pro-rata percentage of the Building shall be amended to 100% as of JANUARY 1, 2005, (unless Tenant occupies a portion of the Expansion Space prior to January 1, 2005, in such event Tenant's pro rata percentage shall be adjusted accordingly as of the date of occupancy.)

3. Effective JANUARY 1, 2005 , Tenant shall pay base rental for the entire Premises, including the Expansion Space, as follows:

Term:                             Monthly Rent:               Cumulative Rent:
-----                             -------------               ----------------
1/1/2005 - 12/31/2005             $28,440.00                  $341,280.00
1/1/2006 - 12/31/2006             $29,293.20                  $351,518.40
1/1/2007 - 8/31/2007              $30,183.12                  $241,464.96

4. Landlord agrees to provide an allowance of $10,000.00 for improvements to be made to the Expansion Space, as detailed in the Work Letter labeled Addendum No. One, attached hereto and incorporated herein.

5. OPTION TO RENEW: Tenant shall have the right and option to renew the Term of this Lease for one (1) additional period of three (3) years (the option to renew being defined as the Renewal Option@ and the three (3) year renewal period being defined as the "Renewal Lease Term"); provided, however, the Renewal Option is contingent upon the following: (i) Tenant is not in default (for which Landlord has provided notice, if required, and Tenant has not timely cured same) hereunder at the time Tenant gives Landlord written notice of Tenant's intention to exercise the Renewal Option; (ii) upon the Termination Date, Tenant is not in default (for which Landlord has provided notice, if required, and Tenant has not timely cured same) hereunder; and (iii) no event has occurred that upon notice or the passage of time would constitute a default. Tenant shall exercise the Renewal Option by giving Landlord written notice at least one hundred and twenty (120) days prior to the Termination Date. If Tenant fails to give such notice to Landlord prior to said one hundred twenty (120) day period, then Tenant shall forfeit its right to the Renewal Option. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Tenant's respective rights, duties and obligations shall be governed by the terms and conditions of the Lease.

      (a) Term. If Tenant exercises the Renewal Option, then during the Renewal Lease Term, all references to the term "Term," as used in the Lease, shall mean the "Renewal Lease Term."

      (b) Termination of Renewal Option on Transfer by Tenant. In the event Landlord consents to an assignment or sublease by Tenant , then, except in the case of a merger, all Renewal Options shall automatically terminate unless otherwise agreed in writing by Landlord.

      (c) Rent for Renewal Lease Terms. The Base Rent for the Renewal Lease Term shall be as follows:

Term:                             Monthly Rent:               Cumulative Rent:
-----                             -------------               ----------------
9/1/2007 - 8/31/2008              $31,073.04                  $372,876.48
9/1/2008 - 8/31/2009              $32,037.12                  $384,445.44
9/1/2009 - 8/31/2010              $33,001.20                  $396,014.40

6. All other terms and conditions of the Lease shall remain in full force and effect.


                             Signature Page Follows:

      IN WITNESS WHEREOF, the parties hereto have executed this SECOND Amendment to Lease or have caused their duly authorized representatives to execute same in three (3) original counterparts, as of the day and year first above written.

                                 LANDLORD:

                                 HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina Limited Partnership
                                 By: Highwoods Properties, Inc., General Partner

Attest:


/s/ Signature Illegible          By: /s/ Mark W. Shumaker
-------------------------            -------------------------------------------
Assistant Secretary                  VICE President
(Corporate Seal)                     Mark W. Shumaker


                                 TENANT:
                                 CELEBRATE EXPRESS.COM, INC., A WASHINGTON
                                 CORPORATION

Attest:


/s/ Darin White                  By: /s/ Michael K. Jewell
-------------------------            -------------------------------------------
Secretary                            Michael K. Jewell            (Please Print)
(Corporate Seal)                     Chief Executive Officer and President

STATE OF NORTH CAROLINA             )
                                    )                             ACKNOWLEDGMENT
COUNTY OF FORSYTH                   )

      I, Betsy Styron, a Notary Public for the aforesaid State and County, do hereby certify that PETE DEY personally came before me this day and acknowledged to me that she/he is the Assistant Secretary of HIGHWOODS PROPERTIES, INC., a North Carolina Corporation, and that by authority duly given and as an act of the corporation, the foregoing instrument was signed in its name by MARK W. SHUMAKER, its VICE President, sealed with its corporate seal, and attested to by PETE DEY, its Assistant Secretary.

      Witness my hand and official seal or stamp, this the 15th day of December, 2004.

SEAL

My Commission Expires:   5/30/06                  /s/  Betsy Styron
                         -------                  -----------------
                                                  Notary Public



STATE OF WASHINGTON                 )
                                    )                             ACKNOWLEDGMENT
COUNTY OF KING                      )

      I, Catherine R. Terhaar, a Notary Public for the aforesaid State and County, do hereby certify that Darin L. White (name of Secretary) personally came before me this day and acknowledged to me that she/he is the Secretary of CELEBRATE EXPRESS.COM, INC., A WASHINGTON CORPORATION (name of Corporation), and that by authority duly given and as an act of the corporation, the foregoing instrument was signed in its name by Michael K. Jewell (name of President), its CEO / President, sealed with its corporate seal, and attested to by Darin White (name of Secretary), its Secretary.

      Witness my hand and official seal or stamp, this the 15th day of December, 2004.

SEAL

My Commission Expires:   May 29, 2005             /s/ Catherine R. Terhaar
                         ------------             ------------------------
                                                  Notary Public

                     ADDENDUM NO. ONE [LANDLORD TO DO WORK]

WORKLETTER. This Lease Addendum Number One (the "First Addendum") shall set forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date ("Tenant Improvements"). This Addendum One contemplates that the performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the additional cost of the initial Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements by the Commencement Date.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1. SPACE PLANNING, DESIGN AND WORKING DRAWINGS. On Tenant's behalf, Landlord shall provide and designate architects and engineers, who, at Tenant's expense, which expense shall be deducted from the Allowance (as hereinafter defined), will do the following:

a. Attend a reasonable number of meetings with Tenant and Landlord's agent to define Tenant's requirements. Landlord shall provide one complete space plan (EXHIBIT "A") prepared by Landlord's architect in order to obtain Tenant's approval. Tenant shall approve such space plan, in writing, within TEN (10) days after receipt of the space plan if the space plan is not attached as an exhibit to this Workletter.

b. Complete construction drawings for Tenant's partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (subject to the limitation expressed in SECTION 2 below).

c. Complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Premises.

d. All plans and working drawings for the construction and completion of the Premises (the "Plans") shall be subject to Landlord's prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord's prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays. Landlord may condition its approval of the Plans if: (i) the Plans require design elements or materials that would cause Landlord to deliver the Premises to Tenant after the scheduled Commencement Date, or (ii) the estimated cost for any improvements under the Plan is more than the Allowance.

2. ALLOWANCE. Landlord agrees, at its sole cost and expense to provide an allowance of up to $10,000.00, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become a part of the Building (the "Allowance"); otherwise, Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements.

3. SIGNAGE AND KEYING. Door and/or directory signage and suite keying in accordance with building standards shall be provided and installed by Landlord and deducted from the Allowance.

4.    WORK AND MATERIALS AT TENANT'S EXPENSE

      a. Prior to commencing and providing any such work or materials to the Premises, Landlord shall select a licensed general contractor or contractors, (which Tenant agrees may be an affiliate of Landlord) (the "Contractor") to construct and install the Tenant Improvements and Landlord shall submit to Tenant written estimates of the cost of such work and materials and if said estimate is not already approved by being attached as an exhibit to this Workletter, Tenant shall approve said estimates in writing within five (5) business days after the receipt thereof. Landlord shall not be authorized to proceed thereon until such estimate is mutually agreed upon and approved in writing and delivered to Landlord. If the Contractor is not an affiliate of Landlord, Landlord's written estimate shall include a construction supervision fee of n/a % to manage and oversee the work to be done on Tenant's behalf.

      b. Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses in excess of the Allowance incurred in connection with the Tenant Improvements. Such costs and expenses shall include all amounts charged by the Contractor for performing such work and providing such materials (including the Contractor's general conditions, overhead and profit). The excess costs as outlined on the attached Construction Estimate are anticipated to be $0.00. Tenant agrees to payment option (N/A) below for any excess costs.

            i.    Tenant will be billed for such costs and expenses as follows:
                  (a) forty-five percent (45%) of such costs and expenses shall be due and payable upon Tenant's approval of the cost estimates for the Tenant Improvements; (b) forty-five percent (45%) of such costs and expenses shall be due and payable when such work is substantially completed as defined in Section 6 below; (c) ten percent (10%) of such excess costs and expenses shall be due and payable upon substantial completion of such work. If unpaid within ten (10) days after receipt of invoice, then the outstanding balance shall accrue at the rate of one percent (1%) per month until paid in full; or

            ii. Landlord will amortize the excess costs over the term of the Lease as Additional Rent which will be paid in equal monthly installments of $N/A.

5.    TENANT PLAN DELIVERY DATE

      a. Tenant covenants and agrees that although certain plans and drawings may be prepared by Landlord's architect or engineer, Tenant shall be solely responsible for the timely completion of the Plans and it is hereby understood time is of the essence.

      b. Tenant covenants and agrees to deliver to Landlord the final Plans for the Tenant Improvements on or before (the "Tenant Plan Delivery Date"). It is vital that the final Plans be delivered to Landlord by the Tenant Plan Delivery Date in order to allow Landlord sufficient time to review such Plans, to discuss with Tenant any changes therein which Landlord believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the cost of the initial Tenant Improvements, and to substantially complete the Premises within the time frame provided in the Lease.

6.    SUBSTANTIAL COMPLETION

      a. The Premises shall be deemed to be "Substantially Complete" when the work to be performed by Landlord pursuant to the Plans approved by Landlord and Tenant has been completed and approved by the appropriate governmental authorities, as certified by Landlord, except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant's use of the Premises (i.e., "punch list items").

      b. Notwithstanding the foregoing, if Landlord shall be delayed in Substantially Completing the Premises (the "Delays") as a result of the following delays (the "Delays"):

            (i) Tenant's failure to approve the space plan within the time specified in Section 1 herein; or

            (ii) Tenant's failure to furnish to Landlord the final Plans on or before the Tenant Plan Delivery Date; or

            (iii) Tenant's failure to approve Landlord's cost estimates within the time specified in Section 4 herein; or

            (iv) Tenant's changes in the Tenant Improvements or the Plans (notwithstanding Landlord's approval of any such changes); or

            (v) Tenant's request for changes in or modifications to the Plans subsequent to the Tenant Plan Delivery Date; or

            (vi) Inability to obtain non-building standard materials, finishes or installations requested by Tenant; or

            (vii) The performance of any work by any person, firm or corporation employed or retained by Tenant; or

            (viii) Any other act or omission by Tenant or its agents,
                  representatives, and/or employees;

            then, in any such event, Landlord shall have the right to declare that the Premises shall be deemed to have been Substantially Completed on the date that Landlord determine that the Premises would have been Substantially Completed if such Delay or Delays had not occurred.

7. MATERIALS AND WORKMANSHIP. Landlord covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans. Landlord agrees to exercise due diligence in completing the construction of the Premises.

8. REPAIRS AND CORRECTIONS. Landlord agrees to repair and correct any work or materials installed by Landlord or its Contractor in the Premises that prove defective as a result of faulty materials, equipment, or workmanship and that first appear within ninety (90) days after the date of occupancy of the Premises. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or materials installed by Tenant or any contractor other than Landlord's Contractor, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

9. POSSESSION BY TENANT. The taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory as of such date of occupancy, except as to any defects or incomplete work that are described in a written notice given by Tenant to Landlord no later than thirty (30) days after Tenant commences occupancy of the Premises, and except for any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

10. ACCESS DURING CONSTRUCTION. During construction of the Tenant Improvements in the Premises with the approval of Landlord, Tenant shall be permitted reasonable access to the Premises, as long as such access does not interfere with or delay construction work on the Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant eventually to assume possession of and operate in the Premises.

                                   EXHIBIT "A"
                                    PREMISES